EXHIBIT 22

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Pride International, Inc. (formerly Pride Petroleum Services, Inc.) on Form S-8 (Registration Nos. 33-26854, 33-44823, 333-06823, 333-06825,
333-27661, 333-35089 and 333-35093) and on Form S-3 (Registration Nos. 33-62425
and 333-21385) of our report dated March 16, 1998 on our audits of the consolidated financial statements of Pride International, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
March 16, 1998